Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

AIOS Tech Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Shares, par value US$0.0001 per share	(1)	Other	9,000,000		$13.23	$119,070,000.00	0.0001381	$16,443.57
Fees to be Paid	Equity	Class A Common Shares, par value US$0.0001 per share		457(o)				0.00
Fees to be Paid	Other	Warrants		457(o)				0.00
Fees to be Paid	Other	Rights		457(o)				0.00
Fees to be Paid	Other	Units		457(o)				0.00
Fees to be Paid	Unallocated (Universal) Shelf		(2)	457(o)		$		$300,000,000.00	0.0001381	$41,430.00

Total Offering Amounts:								$419,070,000.00		57,873.57
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$57,873.57

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low trading prices ($14.07 and $ 12.39, respectively) of the Class A Ordinary Shares on July 14, 2026.
(2)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $300,000,000. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables.